Exhibit 10.25

*** CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS IN BRACKETS) HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Collaboration Agreement

Party A: iKang Guobin Healthcare Group, Inc. (“Party A”)

Address: 603, Floor 6 (Floor 4-24), No.92 Jianguo Road, Chaoyang District, Chongqing

Party B: Chongqing Genetron Biotechnology Co., Ltd. (“Party B”)

Address: 8-1 and 8-2, Building 5, No. 101 Cuibai Road, Chunhui Street, Dadukou District, Chongqing

Party C: Chongqing Genetron Medical Laboratory Co., Ltd. (“Party C”)

Address: 9-1, 9-2, 9-3 and 9-4, Building 5, No. 101 Cuibai Road, Chunhui Street, Dadukou District, Chongqing

The Agreement is made by and among Party A, Party B and Party C (each a “Party”, collectively “Parties”) for the medical test specimens sent by Party A and its affiliates to Party C for testing based on the principle of mutual benefit, long-term cooperation and common development:

I. Delegated Testing Services:

In the Agreement, Party A delegates Party C to provide Party A with testing services for testing specimens of Party A’s clients as the testing site for medical testing specimens of Party A and its affiliates based on the current medical testing qualifications of Party C. The Parties acknowledge that Party B will be responsible for the performance of the terms and conditions of Party B and Party C as agreed herein, and will charge Party A the fees for testing services provided by Party C. Party A agrees to pay Party B all fees herein, to which Party C has no objection.

II. Testing Items:

The Parties cooperate to promote the Early Liver Cancer Screening service. Party A’s affiliates will send the samples of the subjects receiving the early liver cancer screening service to Party C. Party C will test the received samples and issue the testing report, and will be responsible for the results.

III. Term of Agreement:

The Agreement shall be valid from October 30, 2019 to March 31, 2021. Within one month before the expiration of the Agreement, if the Parties do not propose to terminate the Agreement in writing, the Term of Agreement shall be expended for one year automatically.

IV. Price and Payment Method:

1. Charge standard: Party A’s affiliates charge the examinee the testing fees according to their charge standard, and settle with Party B according to the price agreed in the Agreement.

2. Adjustment of the charge standard: If the charge standard publicly announced by Party B changes, Party B shall notify Party A at least one month before the effective date of the price adjustment. If Party A do not accept Party B’s adjusted price, Party A shall have the right to unilaterally terminate the Agreement and shall not be liable for breach of contract. If Party A accept the adjustment, all testing fees before the effective date of the price adjustment shall be settled subject to the original standard, and all testing fees after the effective date shall be settled subject to the new standard.

3. Settlement Price: Upon the negotiation between Party A and Party B, the settlement price of testing items shall be subject to the Price List of Testing Items.

Price List of Testing Items:

Product description	Annual sales (items)	Settlement price (RMB)
Liver Cancer FCM	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]

As the Agreement comes into effect, Party A and Party B shall settle according to the settlement standard of RMB[***]/case corresponding to the scope of “[***] (included) -[***]”. Twelve months after the Agreement comes into effect, Party A and Party B shall refund more and make up less according to the price based on the true purchase, and settle in the final settlement.

4. Calculation of sales: The testing quantity shall subject to the LIMS (or other) system project testing list of Party A and Party B and the record of confirmation registered for sending samples. Before the 5th of each month, Party B and Party A’s affiliates shall confirm the sales of the previous month in writing.

5. Issuance date of invoices: Party B shall issue legal and valid invoices for the actual amount to Party A’s affiliates within 10 business days after Party B confirms the sales of last month in writing with Party A’s affiliates in accordance with Section 4.

6. Payment: Party A’s affiliates shall pay Party B the amount within 3 months from the date of Party B’s issuance.

7. Without Party B’s written authorization for collection, Party A shall not pay the testing service fee to Party B’s staff in cash.

V. Responsibilities of Party A:

1. Party A and its affiliates are willing to submit the test specimens to Party C for testing according to the testing items agreed and to be handled by the Parties.

2. If Party A’s affiliates have large quantities of samples for non-agreed items to be tested, Party A’s affiliates shall notify Party B 14 days in advance so that Party B can make all preparations in time.

3. Party A’s affiliates shall collect samples according to the sampling requirements in Annex 5, indicate the sampling time, and pretreat and preserve the samples.

4. The informed consent form template agreed by Party A and its affiliates and technical licensing Parties requires the examinee to sign the informed consent form for testing in triplicate, with Party A, Party B and the examinee keeping one copy each.

5. Delivery of samples: Party A’s affiliates will send samples to Party C by courier. The test report will be sent to Party C within 10 business days from the date of receipt of qualified samples. If the report cannot be delivered within the agreed time, Party A’s affiliates shall be notified in writing or by telephone immediately.

6. Party A’s affiliates shall specify the reporting department or contact (dean) of the critical value according to the critical degree of the test results to clinical diagnosis and treatment;

7. In the event of quality problems in the testing project or the revocation of qualification by relevant authorities, Party A and its affiliates shall have the right to unilaterally terminate the Agreement and reserve the right to investigate Party B’s responsibilities.

8. During the cooperation between Party A and Party B, Party A shall not cooperate with any other enterprises that conduct early liver cancer screening by the same methodology (except [***] products which Party A has cooperated with). In case Party A meets with a third-party product provided by Party B herein, which has the same product description, service quality and effect, but the price is significantly lower than that of Party B, Party A and Party B may separately negotiate product price adjustment or other solutions.

VI. Responsibilities of Party B and Party C:

Party B and Party C guarantee the accuracy and reliability of the testing results. The pathological diagnosis report provided may be used as the final diagnosis basis. The test report provided is recommended for reference only and not as the final diagnosis basis.

Party B and Party C shall negotiate with Party A and its affiliates and obtain Party A’s written consent when testing items change or prices change, and provide Party A and its affiliates with a list of changes in time. The list details the testing items, testing description, testing methods, testing specimens and price changes. The testing items of Party B and Party C shall not be reduced and the testing price shall not be increased (except for new regulations).

3. Party B promises to train the operators of Party A’s affiliates on the knowledge of sampling and specimen preservation of testing items carried out by Party A’s affiliates. Party B shall actively cooperate with the unannounced quality inspection of Party A’s affiliates.

4. Party B guarantees to preserve the samples submitted by Party A’s affiliates in accordance with national and industry standards. From the date of reporting by Party A’s affiliates, the samples shall be preserved for at least one year for review. If Party B fails to preserve the samples as required herein, Party B shall bear the client complaints, compensation and losses arising therefrom.

5. The samples accepted by Party B and Party C on site shall be deemed as approved and qualified samples meeting the testing requirements. Party B and Party C shall be fully responsible for the testing results of the samples.

6. All samples submitted by Party A’s affiliates shall be finally disposed of by Party C (except for special conditions), but Party C shall ensure that all samples submitted shall be used only for the purpose of the Agreement and confidentiality of relevant data of testing results. Party B and Party C shall be responsible for any losses caused to Party A and Party A’s affiliates due to disclosure of Party B and Party C.

7. Party C shall assist Party A and its affiliates in handling complaints from Party A’s clients due to testing quality problems, and Party B and Party C shall compensate Party A and/or its affiliates to the inspected party.

8. Party C shall only accept specimens within the scope of testing qualification. If Party C accepts specimens beyond the scope of testing qualification, causing adverse effects such as media effects or causing reputational and actual losses to Party A and its affiliates, as well as other losses such as fines imposed by the government and other authorities, Party B and Party C shall be fully liable for compensation.

9. Party B and Party C shall be responsible for the testing results of qualified specimens received from Party A and its affiliates. Due to the particularity of the inspection, Party B and Party C shall be responsible for settling and undertaking disputes and compensation arising from the differences in the testing results of specimens of the same subject in different periods or specimens of the same subject in the same period with different testing systems.

10. Party B shall make efforts to develop new testing items and train medical personnel of Party A’s affiliates to support Party A’s continuously developing business and market demand.

11. Party B shall bear the courier fee for Party A’s specimens. If the specimens are lost during the delivery, the specimens shall be submitted for re-inspection. Party B shall bear the collection and courier fee for re-inspection.

12. Party B guarantees that it has the ownership of the products of the Agreement and related technical schemes or the right to use the products licensed/authorized to Party B by a third party, and that Party A and its affiliates will not infringe the intellectual property rights of any third party due to the use and sale of components and technical schemes of Party B’s products.

13. If Party A and its affiliates are warned or sued by a third party for infringement of intellectual property rights due to the use and sale of Party B’s products, components and technical schemes, Party B shall issue a certificate of rights or infringement analysis report to Party A within 15 days from the date of receiving Party A’s notice. Where a third party files a lawsuit, Party B shall actively assist in the lawsuit and defend or settle such claims. Party B shall also bear all expenses and losses related thereto and other expenses incurred by Party A for handling such disputes with third parties (including but not limited to legal fees, arbitration fees, indemnification, compensation, license fees for judgment, investigation and evidence collection fees, audit and appraisal fees, travel expenses, attorney fees) borne by Party A.

14. During the cooperation among Party A, Party B and Party C, Party B and Party C shall not cooperate regarding the delegated testing services with any other enterprises that conduct similar business activities or have competitive relationship with Party A. Such enterprises include [***].

15. Party B’s rights and obligations stipulated in other sections of the Agreement.

16. Party B and Party C shall be jointly and severally liable.

VII. Other Conditions:

1. Party B and Party C shall:

(1) Possess all qualifications and certificates required by national and local laws to provide services, including necessary certification.

(2) The places, facilities, personnel and equipment and materials used for providing services have the qualifications stipulated by the state and the relevant authorities and meet the requirements of laws and regulations and national and local standards.

(3) Ensure that the testing and service meets the provisions of laws, regulations and national and local standards.

4) Ensure that Party A and its affiliates are not troubled by any labor, intellectual property, environmental protection or other matters due to Party B and Party C’s reasons.

2. Party B and Party C must test Party A’s specimens in accordance with the testing methods, testing equipment and reagents agreed by both Parties. No cost reduction or other reasons shall occur to:

(1) Replace imported reagents with domestic reagents without authorization, except under the condition of ensuring the testing quality and obtaining the consent of Party A and its affiliates.

(2) Use expired reagents and unqualified reagents;

(3) Change the testing method without authorization, except for the written consent of Party A and its affiliates to improve the accuracy of testing results;

(4) Use illegal equipment;

(5) Combine detection of specimens;

(6) Report without detection;

(7) Sub-outsource the test specimen.

If Party B and Party C fail to meet the requirements of Section 7-1, or in case of Section 7-2, Party B shall pay Party A RMB500,000 as liquidated damages. If the liquidated damages are not sufficient to make up for the losses of Party A and its affiliates, Party B and Party C shall continue to bear the liability for compensation. In addition, Party A and its affiliates shall have the right to unilaterally terminate the cooperation with Party B and Party C.

VIII. Change, Termination and Liability for Breach of the Agreement:

1. During the Term of the Agreement, if the Parties cooperate on new products, the cooperation conditions for new products will subject to the standards jointly determined by iKang Guobin Healthcare Group, Inc. and Party B and Party C.

2. During the Term of the Agreement, the Parties may negotiate to change and supplement the Agreement, but the Parties shall confirm it in writing.

3. Party B and Party C shall not terminate the Agreement in advance for any reason (except the mandatory requirements of the national new regulations).

IX. Dispute Resolution:

In case of any dispute during the performance of the Agreement, Party A, Party B and Party C shall settle it through friendly negotiation. If negotiation fails, any Party shall have the right to bring a lawsuit to the People’s Court where Party A is located.

X. Miscellaneous:

The Agreement shall be made in six copies and shall come into force after being sealed by Party A, Party B and Party C and signed by authorized representatives. For any matters not covered in the Agreement, the Parties may sign a supplementary agreement separately, and the oral commitment of any staff of Party B and Party C shall be invalid.

The annexes and written supplements to the Agreement shall be deemed as an integral part of the Agreement.

XI. List of Annexes

1) Supplier and Product Qualification

2) Anti-Bribery Commitment

3) Informed Consent

4) Product Information

5) Sampling Requirements

Party A: iKang Guobin Healthcare Group, Inc.

Signature of authorized person: Hua Liu (Signature)

Date: October 30, 2019

iKang Guobin Healthcare Group, Inc. (Seal)

Party B: Chongqing Genetron Biotechnology Co., Ltd.

Signature of authorized person: /s/ Sizhen Wang (Signature)

Date: October 30, 2019

Special Seal for Contract, Chongqing Genetron Biotechnology Co., Ltd., 5001047038169, Account bank: China Merchants Bank Chongqing Dadukou Sub-branch, Account No.: [***] (Seal)

Party C: Chongqing Genetron Medical Laboratory Co., Ltd.

Signature of authorized person: /s/ Sizhen Wang (Signature)

Special Seal for Contract, Chongqing Genetron Medical Laboratory Co., Ltd., 5001047038170, Account bank: China Merchants Bank Chongqing Dadukou Sub-branch, Account No.: [***] (Seal)

Date: October 30, 2019